UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 18, 2008

SEMGROUP ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

SemGroup Energy Partners, L.P. (the “Partnership”) and SemGroup Energy Partners G.P., L.L.C. (the “General Partner”), the general partner of the Partnership, are party to an Amended and Restated Omnibus Agreement (the “Amended Omnibus Agreement”), dated February 20, 2008, with SemGroup, L.P. (“Parent”) and certain of its subsidiaries.  Under the Amended Omnibus Agreement, the Partnership reimburses Parent and its subsidiaries for the payment of certain operating expenses and for the provision of various general and administrative services for the Partnership’s benefit with respect to the Partnership’s business and operations.  In addition, the Partnership reimburses Parent for operating expenses to the extent incurred by Parent on the Partnership’s behalf.  Such operating expenses primarily include compensation of operational personnel performing services for the Partnership’s benefit and the cost of their employee benefits and insurance coverage expenses Parent incurs with respect to the Partnership’s business and operations.  The Amended Omnibus Agreement also contains certain indemnification obligations of the Parent in connection with its contribution of assets to the Partnership’s in connection with the Partnership’s initial public offering.  In addition, the Amended Omnibus Agreement contains right of first refusal and non-competition provisions related to the Partnership’s and Parents asphalt assets and business and contains a license for the Partnership to use certain trade names and marks, including the name “SemGroup.”

As discussed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2008, Manchester Securities Corp. and Alerian Finance Partners, LP (the “New Controlling Owners”) effectively took control of the SemGroup Energy Partners G.P., L.L.C., the general partner of SemGroup Energy Partners, L.P. (the “Partnership”), on July 18, 2008 (the “Change of Control”).

Due to the Change of Control, Parent’s obligation to provide the Partnership services under the Amended Omnibus Agreement has terminated.  In addition, the Partnership’s license to use certain trade names and marks, including the name “SemGroup,” has also terminated.  Parent has continued to provide services to the Partnership since the Change of Control.  If Parent stops providing services to the Partnership and the Partnership is unable to replace these services in a timely manner, it will have a material adverse effect on the Partnership’s business and results of operations.  The Partnership is discussing the continued provision of services and the license of certain trade names and marks with Parent.  Other portions of the Amended and Restated Omnibus Agreement, including the indemnification provisions, non-competition restrictions and rights of first refusal are still in full force and effect.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As discussed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2008, Parent filed a voluntary petition (the “Parent Bankruptcy Filing”) for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  Various subsidiaries of Parent also filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on such date (collectively with the Parent Bankruptcy Filing, the “Bankruptcy Filings”).  None of the Partnership, the General Partner, nor any of the subsidiaries of the Partnership or the General Partner were included in the Bankruptcy Filings.  Parent’s actions related to the Bankruptcy Filings as well as Parent’s liquidity issues and any corresponding impact upon the Partnership both before and after the Bankruptcy Filings may have in the past and may yet in the future result in events of default under the Partnership’s Amended and Restated Credit Agreement, dated February 20, 2008 (the “Credit Agreement”), among the Partnership, Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent and the other lenders from time to time party thereto.

The Partnership and its subsidiaries are party to various agreements with Parent and its subsidiaries, including subsidiaries that are debtors in the Bankruptcy Filings.  Under a Throughput Agreement, the Partnership provides certain crude oil gathering, transportation, terminalling and storage services to a subsidiary of Parent that is a debtor in the Bankruptcy Filings.  Under a Terminalling and Storage Agreement, the Partnership provides certain liquid asphalt cement terminalling and storage services to a subsidiary of Parent that is a debtor in the Bankruptcy Filings.  The Partnership derives a substantial majority of its revenues from Parent and its subsidiaries pursuant to the Throughput Agreement and the Terminalling and Storage Agreement.  As described in Item 1.02, the Partnership is a party to an Amended and Restated Omnibus Agreement with Parent and certain of its subsidiaries that are debtors in the Bankruptcy Filings.

Under the terms of the Credit Agreement, an event of default will occur if Parent or its subsidiaries fail to make payments under the Throughput Agreement or the Terminalling and Storage Agreement.  An event of default will also occur under the Credit Agreement if Parent or its subsidiaries fail to observe or perform any other term, agreement or condition contained in the agreements described herein or other material agreements with Parent.  In addition, the termination of certain provisions of the Amended and Restated Omnibus Agreement as described in Item 1.02 resulted in an event of default under the Credit Agreement.

 As a result of events of default under the Credit Agreement, the lenders under the Credit Agreement may, among other remedies, declare all outstanding amounts under the Credit Agreement immediately due and payable and exercise all rights and remedies available to the lenders under the Credit Agreement and related loan documents.  The Partnership is in dialogue with the agent for the lenders regarding the events of default under the Credit Agreement, but no assurance can be given as to the outcome of these discussions.

Item 8.01                      Other Events.

On July 21, 2008, the Partnership received a letter from the staff of the Securities and Exchange Commission (the “SEC”) notifying the Partnership that the SEC is conducting an inquiry relating to the Partnership and requesting, among other things, that the Partnership voluntarily preserve, retain and produce to the SEC certain documents and information relating primarily to the Partnership’s disclosures respecting Parent’s liquidity issues, which were the subject of the Partnership’s July 17, 2008 press release.  The Partnership has retained counsel and intends to cooperate fully with the staff's inquiry.

On July 21, 2008, a lawsuit styled Poelman v. SemGroup Energy Partners, L.P., et al., Civil Action No. 08-CV-6477, was filed in the United States District Court for the Southern District of New York and, on July 22, 2008, a lawsuit styled Carson v. SemGroup Energy Partners, L.P., et al., Civil Action No. 08-CV-425, was filed in the United States District Court for the Northern District of Oklahoma against the Partnership, the General Partner, Kevin L. Foxx, Alex Stallings, and Gregory C. Wallace.  Both cases were filed as putative class actions on behalf of all purchasers of the Partnership’s common units between February 20, 2008 and July 17, 2008.  Plaintiffs allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5, resulting in damages to members of the putative class.  Plaintiffs’ specific allegations include that, despite an obligation to do so, the Defendants failed to disclose between February 20, 2008 and May 8, 2008 that Parent was engaged in high-risk crude oil hedging transactions that could affect its ability to continue as a going concern or that Parent was suffering from liquidity problems.  The Partnership intends to vigorously defend these actions.  There can be no assurance regarding the outcome of the litigation.

On July 23, 2008, the Partnership and the General Partner each received Grand Jury subpoenas from the United States Attorney’s Office in Oklahoma City, Oklahoma, requiring, among other things, that the Partnership and the General Partner produce financial and other records related to the Partnership’s July 17, 2008 press release.  The Partnership and the General Partner have retained counsel and intend to cooperate fully with this investigation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

By:  SemGroup Energy Partners G.P., L.L.C.
        its General Partner

Date:  July 24, 2007                                                                           By:  /s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer